Infrastructure Developments Releases Corporate Update

Salt Lake City, UT, June 16, 2011 -- Infrastructure Developments Corp. (OTCBB: IDVC – “Infrastructure”) today released to interested parties an overview of recent business developments, plans for the conversion of a substantial portion of outstanding debt to equity, corporate strategy going forward and the appointment of a new chief financial officer/principal accounting officer.

Domestically, Infrastructure recently signed a memorandum of understanding with Alternative Energy Solutions for the development and construction of compressed natural gas (CNG) fueling stations across the Southeastern United States. Management is working with Alternative Energy Solutions on refining this joint venture relationship to the point of being able to fund and construct CNG fueling stations.

Overseas, Infrastructure, through its Thailand registered subsidiary, is expanding its focus from smaller tenders to larger ones by targeting U.S. government contracts in the range of $10 - $50 million in Southeast Asia. Infrastructure’s success in bidding and winning smaller U.S. military contracts has positioned it well to expand into more complex contracts with more demanding requirements. Infrastructure is also evaluating established construction companies for the potential of forming a partnership to further the Angolan Housing Project Initiative.  The project initiation is planned for the fall of 2011 with the formalization of contracts and the selection of contractors and sub-contractors.

Financially, one of Infrastructure’s near term financial goals is to strengthen its balance sheet by converting a substantial amount of debt outstanding to equity by fiscal year end June 30, 2011.  The focus on converting debt to equity is intended to make Infrastructure more attractive as an acquirer of targeted construction and project management companies. Towards this end Infrastructure is in the process of evaluating prospective funding sources to prepare the way for an aggressive acquisition program, targeting construction firms with exceptional track records and the capability to self-perform on small to mid-size construction projects in the U.S. and elsewhere.

Recognizing the scope of its operations, Infrastructure has appointed Digamber Naswa as its chief financial officer to segregate the duties of CEO and CFO in an effort to ensure stringent internal controls over the company’s diverse operations and assist in corporate development. Mr. Naswa is experienced in managing public companies and is well acquainted GAAP accounting. A full biography of Mr. Naswa’s experience will be made available in connection with a Form 8-K to be filed in the coming days.

“We are excited about the changes to our corporate team as well as the increase in business opportunities that have presented themselves in the past six months,” stated Thomas R. Morgan, CEO of IDVC. “With our expansion of project targeting and the potential acquisition of established construction entities, we plan to become a much more versatile force in the global project management arena.”

Forward-Looking Statements:

A number of statements contained in this press release are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties including our ability to procure design and management projects, competitive market conditions, and our prospects for securing additional sources of financing as required. The actual results that Infrastructure may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. Infrastructure encourages the public to read the information provided here in conjunction with its most recent filings on Form 10-Q and Form 10-K. Infrastructure's public filings may be viewed at www.sec.gov.

Contact:

Infrastructure Developments Corp.

Thomas Morgan, CEO

801.488.2006

trmorgan@idvcinc.com

www.idvcinc.com

Morningstar Corporate Communications

Chris Dove, President

888.876.9995

info@mscorpcommunications.com

www.mscorpcommunications.com